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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               CELL GENESYS, INC.

      WE, the undersigned officers of Cell Genesys, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY on behalf of the Corporation that.

            1. We are duly elected or appointed, qualified, and acting officers of the Corporation, holding the office(s) set forth beneath our respective signatures hereto, we are familiar with the facts necessary to make the statements herein certified, and we are duly authorized to certify the same;

            2. The name of the Corporation is Cell Gensys, Inc.;

            3. On February 2, 1993, the Corporation executed, acknowledged, filed and recorded with the Secretary of State of the State of Delaware a restated certificate of incorporation of the Corporation;

            4. On August 8, 1995, the Corporation executed, acknowledged, filed and recorded with the Secretary of State of the State of Delaware, a certificate of designations of preferences of preferred shares of the Corporation setting forth the powers, designations, preferences, special rights, qualifications, limitations and restrictions of such preferred shares;

            5. Except as specified above, since February 2, 1993, the certificate of incorporation of the Corporation has not been further amended or restated;

            6. In accordance with Section 242 of the General Corporation Law of the State of Delaware, on January 12, 1997 the board of directors of the Corporation adopted the following resolutions proposing an amendment to the certificate of incorporation of the Corporation;

                  RESOLVED, that the board of directors of the Corporation has determined it to be advisable and in the best interests of the Corporation that the following resolution, containing a proposed amendment to the certificate of incorporation of the Corporation, be, and it hereby is, proposed by the board of directors of the Corporation for adoption by the holders of a majority of the outstanding stock of the
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            Corporation at the next duly convened meeting of the stockholders of the Corporation;

                  RESOLVED, that the first paragraph of Article 4 of the
            certificate of incorporation be, and it hereby is, amended and restated in its entirety to be and read as follows:

                        The total number of shares of stock which the
                  Corporation shall have authority to issue is 80,000,000, of which, 75,000,000 shares, having a par value of $.001 each, shall be designated "Common Stock," and of which 5,000,000 shares, having a par value of $.001 each, shall be designated "Preferred Stock," or "Preferred.";

                  RESOLVED, that, upon adoption of such resolution, containing a proposed amendment to the certificate of incorporation of the Corporation by the holders of a majority of the outstanding stock of the Corporation, the proper officers of the Corporation be, and each of them acting alone hereby is, authorized to execute and acknowledge a certificate of amendment to such certificate of incorporation setting forth such amendment and to cause the same to be filed with the Secretary of State of the State of Delaware;

                  RESOLVED, that, notwithstanding authorization of such proposed amendment by the holders of a majority of the outstanding stock of the Corporation, the board of directors of the Corporation may abandon such amendment without further action by the stockholders of the Corporation;

                  RESOLVED, that such amendment take effect upon the filing of such certificate of amendment to the certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware and;

            7. In accordance with Section 242 of the General Corporation Law of the State of Delaware, on May 30, 1997 the stockholders of the Corporation, at a duly convened meeting of the stockholders of the Corporation and by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation, duly adopted the foregoing amendment to the certificate of incorporation of the Corporation.

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      IN WITNESS WHEREOF, we have executed this certificate as of May 30, 1997.

                                    /s/Stephen A. Sherwin
                                    -------------------------------------------
                                    Name:  Stephen A. Sherwin
                                    Title(s):  Chairman of the Board,
                                    President and Executive Officer

                                    /s/Kathleen Sereda Glaub
                                    -------------------------------------------
                                    Name:  Kathleen Sereda Glaub
                                    Title(s):  Senior Vice President and
                                    Chief Financial Officer


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